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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
CMG Information Services, Inc.:


We consent to the incorporation by reference in the registration statements of CMG Information Services, Inc. on Form S-8 (File No. 33-86742 and File No. 33-06745) and on Form S-3 (File No. 333-62391) of our reports dated September 22, 1998, except for Note 19 which is as of October 27, 1998, relating to the Consolidated Balance Sheets of CMG Information Services, Inc. and subsidiaries as of July 31, 1998 and 1997, and the related Consolidated Statements of Operations, Stockholders' Equity and Cash Flows and related schedule for each of the years of the three-year period ended July 31, 1998, which reports appear in the July 31, 1998 annual report on Form 10-K of CMG Information Services, Inc.


                                        /s/ KPMG Peat Marwick LLP

                                        KPMG PEAT MARWICK LLP
Boston, Massachusetts
October 29, 1998